Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

of

CALAMP CORP.

(Effective as of July 31, 2024)

ARTICLE I

OFFICES

1. Business Offices. The Corporation may have one or more offices at such place or places, either within or outside the State of Delaware, as the board of directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office. The registered office of the Corporation shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), unless changed as provided by the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE II

STOCKHOLDERS MEETINGS

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2025, on such date and at such time as the Board shall designate, at which the stockholders entitled to vote thereon shall elect directors of the Corporation, each to serve for a term ending immediately after the next annual meeting of stockholders or until their earlier death, resignation, retirement, disqualification, removal or incapacity, and shall transact such other business as may properly come before the meeting.

2. Special Meetings. Special meetings of stockholders may be called at any time by (i) the Chairperson of the Board, (ii) the Board pursuant to a resolution adopted by a majority of the Board or (iii) the Secretary of the Corporation upon the written request (which shall be delivered to and received by the Secretary of the Corporation and shall state the purpose or purposes therefor) of the holders of shares representing not less than a majority of the total voting power of all shares entitled to vote on any issue proposed to be considered at the meeting (such meeting called upon the written request of the stockholders, a “Stockholder-Requested Meeting”). The record date for determining the stockholders entitled to request a special meeting shall be the date of the earliest of any of the requests pursuant to which the meeting is called or such later date as may be required in order to comply with applicable law. A Stockholder-Requested Meeting shall be held no later than the later of (i) the date designated by the requesting stockholders for such special meeting and (ii) sixty (60) days after the date on which requests for the special meeting shall have been received by the Secretary of the Corporation from the holders of shares representing a majority of the total voting power of all shares entitled to vote on the proposed issue.

Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice described in Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board, or (ii) if the Board so determines, by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) or more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting; provided, however, that if greater notice is required by the DGCL, the provisions of the DGCL shall govern. Notices shall be delivered by (i) personal delivery, (ii) mail, postage prepaid, (iii) nationally recognized overnight or other express courier service with next-business day delivery guaranteed, (iv) confirmed facsimile, or (v) other means of electronic transmission to the extent permitted under Section 116 of the DGCL (or any successor statute; “DGCL Section 116”). All notices shall be effective and shall be deemed delivered (v) if by personal delivery, when delivered, (w) if by mail, on the third day after deposit in the mail, addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation, (x) if by courier service, on the next business day after deposit with such service of a notice addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation, (y) if by facsimile, when sent to the party to be notified at its facsimile number set forth in the stock records of the Corporation, and (z) if by other means of electronic transmission, as determined by DGCL Section 116. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting. Attendance or participation by a stockholder at a meeting of the Corporation’s stockholders shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder, at the beginning of the meeting or promptly upon such stockholder’s later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged in alphabetical order, showing the address of each stockholder and the number of shares of Common Stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder beginning on the earlier of ten (10) days before the meeting or two (2) days after notice is given and continuing through the meeting and any adjournment thereof, subject to the requirements of the DGCL, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder who may be present.

6. Organization. The Chairperson of the Board or, in the Chairperson’s absence, the President (or, in the President’s absence, any Vice President) shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by a majority of the stockholders present and entitled to vote at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Fixing Record Date. Subject to the provisions of Section 2 of this Article II, the Board may fix in advance a date as a record date for the determination of the stockholders entitled to a notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days prior to any other action to which the same relates. Only such stockholders as shall be stockholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board shall not fix a record date as above provided, and if the Board shall not for such purpose close the stock transfer books as provided by statute, then the record date shall be established by applicable law.

8. Agenda and Procedure. The Board shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders, in compliance with Section 13 of this Article II, to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

9. Quorum. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the DGCL or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 10 of this Article II) until a quorum shall be present or represented.

10. Adjournment. When a meeting for any reason is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

11. Voting.

(a) Except as otherwise required by law or otherwise provided in the Certificate of Incorporation or these Bylaws, and subject to the rights of holders of any series of Preferred Stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to such number of votes for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Article II, Section 7 of these Bylaws (or the record date established pursuant to applicable law in the absence of such designation) as provided in the Certificate of Incorporation or, if not so provided, one (1) vote for each share of such stock held of record as aforesaid, (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Article III, Section 2 of these Bylaws and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote with respect to such corporate action or as otherwise may be required by the Certificate of Incorporation, applicable law or the rules and regulations of any national securities exchange on which the shares of the Corporation are then listed for trading.

(b) At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted in any manner permitted by the DGCL. The appointment of a proxy shall be effective for eleven (11) months from the date of such appointment unless a different period is expressly specified in the appointment form.

(c) The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

(d) Shares of the Corporation held of record by another corporation or other entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws or similar charter document of such other corporation or other entity may prescribe, or, in the absence of such provision, as the board of directors or similar body of such other corporation or entity may determine.

12. Inspectors. The chairperson of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

13. Notice of Stockholder Business and Nominations.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these Bylaws or (ii) by or at the direction of the Board or any authorized committee thereof.

(b) Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for the election to the Board to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders by or at the direction of the Board or any committee thereof.

14. Action by Written Consent. Any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Anything to the contrary in these Bylaws notwithstanding, such action by written consent shall be governed in all respects by Section 211 of the DGCL, as it may be amended, or any successor statute.

ARTICLE III

BOARD OF DIRECTORS

1. Management of the Corporation. The business and affairs of the Corporation shall be managed by the Board.

2. Election and Term.

(a) Directors shall be elected at the annual meetings of stockholders or special meetings of stockholders called for such purpose. Each director shall be elected to serve and to hold office until the next succeeding annual meeting of stockholders and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation, retirement, disqualification, removal or incapacity.

(b) The election of a director shall require the affirmative vote of a majority of the votes cast by stockholders of record present in person or by proxy.

(c) Notwithstanding the foregoing, the initial directors of the Corporation shall be appointed in accordance with the Plan1.

[1]

As used in these Bylaws, “Plan” means the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code filed in the jointly administered chapter 11 cases of CalAmp Corp. and certain of its direct and indirect affiliates, as debtors and debtors in possession In re CalAmp Corp., et al., Main Case No. 24-11136 (LSS) (as amended, modified or supplemented from time to time).

3. Number and Qualification.

(a) The Board shall at all times consist of no fewer than one (1) director and no more than three (3) directors. The total number of directors constituting the Board shall be determined from time to time exclusively by resolution adopted by a majority vote of the directors then in office. The Board shall initially be comprised of one (1) director.

(b) Directors must be natural persons at least eighteen (18) years of age but need not be stockholders.

4. Annual Meetings. Immediately following each annual stockholders meeting, the Board shall meet for the purpose of organization, election of officers and the transaction of any other business.

5. Regular Meetings. Regular meetings of the Board shall be held at such time or times as may be determined by the Board and specified in the notice of such meetings.

6. Special Meetings. Special meetings of the Board may be called (i) by the Chairperson of the Board or (ii) on the written request of any two (2) directors.

7. Place of Meetings. Meetings of the Board may be held at such place or places as shall from time to time be determined by the Board and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

8. Notice of Meetings. Notice of each meeting of directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Section 10 of this Article III). Each such notice shall be given no later than two (2) business days prior to the respective meeting. The notice shall state the date and time thereof, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

9. Meetings by Telecommunication. One or more members of the Board or any committee designated by the Board may hold or participate in a meeting of the Board or such committee through the use of any means of conference telephone or other communication equipment by means of which all persons participating can hear each other at the same time. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Waiver of Notice of Meeting. A director may waive any notice of a meeting of directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Attendance or participation by a director at a meeting of the Board shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

11. Quorum; Acts of the Board. A majority of the number of directors fixed by or in accordance with Section 3 of this Article III that are entitled to vote shall constitute a quorum at all meetings of the Board. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board, unless the express provision of applicable law, the Certificate of Incorporation or these Bylaws requires a greater vote, in which case such express provision shall govern and control.

12. Organization, Agenda and Procedure. The Chairperson of the Board or, if the Chairperson of the Board is not present, another director chosen by the directors present at such meeting shall preside over the meetings of the Board. The Secretary, any Assistant Secretary, or any other person appointed by the Chairperson of the Board shall act as secretary of each meeting of the Board. The agenda of and procedure for such meetings shall be as determined by the Board.

13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

14. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board and the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein or the effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

15. Removal. Any director may be removed from office at any time, with or without cause, upon the affirmative vote of holders of at least a majority of the then-issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

No officer of the Corporation shall be appointed or nominated by the Board to serve as a director unless such officer shall deliver to the Corporation a conditional resignation as director that shall become effective if and when the employment of such officer is terminated, unless the Board otherwise determines.

16. Vacancies. Any vacancies in the Board resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, incapacity or other cause, shall be filled within ninety (90) days by a majority vote of the remaining directors then in office (even if less than a quorum), or by a sole remaining director.

Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, subject, however, to such director’s earlier death, resignation, retirement, disqualification, removal from office or incapacity.

17. Committees. The Board may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall be necessary to constitute a quorum, and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

18. Compensation of Directors. Each non-employee director shall be paid annual or other compensation as determined by the Board, including for attendance at meetings of the Board and its committees. Directors shall also be entitled to reimbursement for the reasonable and documented expenses incurred in connection with the performance of their responsibilities as directors (including, but not limited to, expenses incurred in attending meetings of the Board). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, or any of its subsidiaries in any other capacity, and receiving proper compensation therefor.

19. Observation Rights. Unless otherwise determined by the Board, no party will have observation rights with respect to the Board.

ARTICLE IV

OFFICERS

1. Election and Tenure. The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a Chairperson of the Board, a President, a Chief Financial Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Treasurer and such other officers as may be determined by the Board, each of whom shall be appointed annually, or otherwise from time to time (including upon the occurrence of a vacancy), by the Board. The Board may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until such officer’s successor is elected and qualified or until the officer’s earlier death, resignation, retirement, disqualification, removal or incapacity. Each officer shall be a natural person who is eighteen years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office or as otherwise determined by the Board upon such appointment. The appointment of an officer shall not itself create contract rights in favor of the officer, the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Chairperson of the Board. The Chairperson of the Board shall, subject to Article II, Section 6 and Article III, Section 12 of these Bylaws, preside over the meetings of stockholders and meetings of the Board, and shall have such powers and responsibilities as are incident thereto. The Chairperson of the Board may either be an Executive Chairperson of the Board or a Non-Executive Chairperson of the Board. An Executive Chairperson of the Board shall have general supervisory responsibility for the conduct of the business, affairs and operations of the Company, as is customary for an executive Chairperson of the board of a corporation. A Non-Executive Chairperson of the Board shall not have responsibility for the day-to-day business, affairs and operations of the Corporation.

4. Chief Executive Officer. The Chief Executive Officer (i) shall have such duties and responsibilities as are customary for the chief executive officer of a corporation; and (ii) shall have such other duties and responsibilities as may from time to time be assigned by the Board.

5. President. The President (i) shall have such duties and responsibilities as are customary for the president of a corporation; and (ii) shall have such other duties and responsibilities as may from time to time be assigned by the Board.

6. Chief Financial Officer. The Chief Financial Officer (i) shall have such duties and responsibilities as are customary for the chief financial officer of a corporation; and (ii) shall have such other duties and responsibilities as may from time to time be assigned by the Board.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board.

8. Secretary. The Secretary (i) shall have such duties and responsibilities as are customary for the secretary of a corporation; and (ii) shall have such other duties and responsibilities as may from time to time be assigned by the Board. Without limiting the foregoing, the Secretary shall give notice of all meetings of stockholders and the Board, prepare and maintain minutes of the meetings of the Board and meetings of stockholders, maintain other records and information of the Corporation, where required, authenticate records of the Corporation and maintain custody of the corporate seal of the Corporation and affix the same and attest to documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board.

9. Treasurer. The Treasurer (i) shall have such duties and responsibilities as are customary for the treasurer of a corporation; and (ii) shall have such other duties and responsibilities as may from time to time be assigned by the Board. Without limiting the foregoing, the Treasurer shall be responsible for all funds and securities of the Corporation; deposit funds of the Corporation in depositories selected in accordance with these Bylaws or otherwise approved by the Board; disburse such funds as ordered by the Board and make proper accounts thereof; and render as required by the Board statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

11. Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board in such manner as the Board shall provide.

ARTICLE V

INDEMNIFICATION AND INSURANCE

1. Indemnification. The Corporation shall indemnify and advance (or if previously incurred, reimburse) expenses to the directors and officers of the Corporation to the extent provided in the Certificate of Incorporation, or if not so provided, to the maximum extent permitted by the DGCL. The Corporation may in its discretion, but is not obligated in any way to, indemnify and advance (or if previously incurred, reimburse) expenses to an employee, fiduciary or agent of the Corporation to the same extent as to a director or officer, provided such indemnification or advancement is not in violation of public policy.

2. Provisions Not Exclusive. The foregoing provisions for indemnification, advancement and reimbursement of expenses are not exclusive, and the Corporation may at its discretion provide for indemnification, advancement or reimbursement of expenses in a resolution of its stockholders or the Board, or by contract.

3. Effect of Modification. Any repeal or modification of the foregoing provisions of this Article for indemnification and advancement (or reimbursement) of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification.

4. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify the person against the same liability under the DGCL.

5. Expenses as a Witness. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

ARTICLE VI

EXECUTION OF INSTRUMENTS; BORROWING; CHECKS AND

ENDORSEMENTS; DEPOSITS

1. Execution of Instruments. Any officer of the Corporation shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board, or a committee designated by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board, or a committee designated by the Board. Any such signature or endorsement may be by facsimile or other electronic signatures to the extent permitted under DGCL Section 116, except as otherwise determined by the Board.

3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board, or a committee designated by the Board, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

ARTICLE VII

SHARES OF STOCK

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. If the shares are represented by certificates, such certificates shall be signed by the President and the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, or such other representatives of the Corporation as are designated by the Board; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile or other electronic form to the extent permitted under DGCL Section 116. In case any officer of the Corporation who shall have signed, or whose facsimile or other electronic signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile or other electronic signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares issued by the Corporation shall state the number of shares owned by the holder in the Corporation represented by such certificate, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board shall prescribe.

2. Shares Without Certificates. The Board may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by Section 1 of this Article VII.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares issued by the Corporation, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. A record shall similarly be kept of shares without certificates. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation, except as otherwise provided in these Bylaws or pursuant to applicable law.

4. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and, in the case of shares represented by certificates, on the surrender of the certificate or certificates for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board, shall from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board may make such procedural rules and regulations as it may deem expedient and as are not inconsistent with the Certificate of Incorporation and these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, generally or in specific instances, in such manner and upon such terms and conditions as the Board may prescribe, and shall be issued in such situations as required by the DGCL.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the year ending on December 31, unless another fiscal year is established by the Board.

ARTICLE IX

CORPORATE BOOKS AND RECORDS

1. Books and Records. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable law) at such place or places as may be from time to time designated by the Board. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, and the minutes of its proceedings of its stockholders and Board and any committee of the Board.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

ARTICLE X

AMENDMENTS

In addition to any approval required by law or the Certificate of Incorporation, the affirmative vote of holders of at least a majority of the voting power of the Corporation shall be required to amend these Bylaws; provided, however, that the Corporation may, in the Certificate of Incorporation, also confer the power to alter, amend or repeal these Bylaws upon the directors of the Corporation.

ARTICLE XI

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Incorporation.